UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

GigCapital5, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one redeemable warrant	GIA.U	New York Stock Exchange
Common stock, $0.0001 par value	GIA	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	GIA.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2021, the Board of Directors (the “Board”) of GigCapital5, Inc., a Delaware corporation (the “Company”) approved the payment by the Company of advisory fees to directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations as well as pertaining to board committee service and administrative and analytical services. These advisory fees will be paid quarterly, and include payments to Dr. Avi S. Katz, the Executive Chairman of the Board, and Dr. Raluca Dinu, the President and Chief Executive Officer. The quarterly amounts approved are as follows:

Dr. Avi S. Katz	$30,000
Dr. Raluca Dinu	$30,000
Neil Miotto	$20,000
Dorothy D. Hayes	$15,000
Ra’anan Horowitz	$12,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGCAPITAL5, INC.

By:	/s/ Dr .Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	President and Chief Executive Officer of GigCapital5, Inc. (Principal Executive Officer)

Date: October 15, 2021